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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 7, 2001


                            NATIONAL FUEL GAS COMPANY
             (Exact name of registrant as specified in its charter)



         NEW JERSEY                    1-3880                  13-1086010

(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                     Identification No.)


                  10 LAFAYETTE SQUARE, BUFFALO, NEW YORK 14203
          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (716) 857-7000


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ITEM 5.   OTHER EVENTS

     In connection with the two-for-one stock split (Split) of National Fuel Gas Company's (National) common stock, together with attached common stock purchase rights (collectively, Common Stock), authorized by the Board of Directors of National on June 14, 2001 with a record date of August 24, 2001 and an effective date of September 7, 2001, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to National's registration statements listed below will be proportionately adjusted to give effect to the Split.

1. Registration Statement No. No. 2-94539 (relating to National's 1983 Incentive Stock Option Plan and 1984 Stock Plan)

2. Registration Statement No. 33-49693 (relating to National's 1993 Award and Option Plan)

3. Registration Statement No. 333-03055 (relating to National's Tax-Deferred Savings Plan)

4. Registration Statement No. 333-03057 (relating to National's Tax-Deferred Savings Plan for Non-Union Employees)

5. Registration Statement No. 333-51595 (relating to National's 1997 Award and Option Plan)

6. Registration Statement No. 333-83497 (relating to National's Common Stock and debt securities)

7. Registration Statement No. 333-85711 (relating to National's Direct Stock Purchase and Dividend Reinvestment Plan)

8. Registration Statement No. 333-55124 (relating to National's 1997 Award & Option Plan)


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     Following the Split, the following "Description of Common Stock" shall supersede all prior descriptions of National's Common Stock.

                           DESCRIPTION OF COMMON STOCK

     The following description of National's Common Stock is a summary and is qualified by reference to the terms and provisions of National's Restated Certificate of Incorporation, its By-Laws, as amended, and the Amended and Restated Rights Agreement between National and HSBC Bank USA (Rights Agreement), which are incorporated herein by reference.1 Reference is also made to National's Indenture dated October 15, 1974, between National and The Bank of New York (formerly Irving Trust Company), as supplemented (1974 Indenture).

     No shares of preferred stock (Preferred Stock) of National are currently outstanding. However, the Board of Directors of National has the ability to issue one or more series of Preferred Stock from time to time and the power to fix the terms of such Preferred Stock. The actual effect of the Preferred Stock upon the rights of the holders of National's Common Stock will not be known until National's Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. Such effects, however, might include: (a) restrictions on dividends on National's Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of National's Common Stock; (c) restrictions on the rights of the holders of National's Common Stock to share in National's assets upon liquidation due to satisfaction of any liquidation preference granted to the Preferred Stock; and
(d) dilution of rights of holders of National's Common Stock to share in National's assets upon liquidation if the Preferred Stock is participating with respect to distributions upon such liquidation.

DIVIDEND RIGHTS

     The holders of Common Stock are entitled to receive dividends as declared by the Board of Directors, out of funds legally available for the purpose and subject to a limitation in the 1974 Indenture. The 1974 Indenture prohibits the payment of cash dividends on, and the purchase or redemption of, Common Stock if the cumulative dividends on and amounts paid for purchase or redemption of Common or Preferred Stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of National, by the Securities and Exchange Commission.

     The Board of Directors' ability to declare dividends on Common Stock may also be limited by the rights and preferences of certain series of Preferred Stock, which may be issued from time to time, and by the terms of instruments defining the rights of holders of outstanding indebtedness of National.


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1    National's Restated Certificate of Incorporation, dated September 21, 1998, was filed as Exhibit 3.1 to the Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880. National's By-Laws, as amended on June 15, 2000, was filed as Exhibit 3.1 to the Form 10-Q for the quarterly period ended December 31, 2000 in File No. 1-3880. The Rights Agreement, dated as of April 30, 1999, was filed as Exhibit 10.2 to the Form 10-Q for the quarterly period ended March 31, 1999 in File No. 1-3880.


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VOTING RIGHTS AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     The holders of Common Stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the Common Stock is required for the merger or consolidation of National or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

LIQUIDATION RIGHTS

     Upon any dissolution, liquidation or winding up of National, the holders of Common Stock are entitled to receive pro rata all of National's assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of Preferred Stock.

PREEMPTIVE RIGHTS

     Holders of Common Stock and any series of Preferred Stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of National.

COMMON STOCK PURCHASE RIGHTS

     The holders of the Common Stock have one right (Right) for each of their shares. Each Right, which will initially be evidenced by the Common Stock certificates representing the outstanding shares of Common Stock, entitles the holder to purchase one-half of one share of Common Stock at a purchase price of $65 per share, being $32.50 per half share, subject to adjustment (Purchase Price).

     The Rights become exercisable upon the occurrence of a distribution date. At any time following a distribution date, each holder of a Right may exercise its right to receive Common Stock (or, under certain circumstances, other property of National) having a value equal to two times the Purchase Price of the Right then in effect. However, the Rights are subject to redemption or exchange by National prior to their exercise as described below.

     A distribution date would occur upon the earlier of:

o ten days after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of National's Common Stock or other voting stock having 10% or more of the total voting power of National's Common Stock and other voting stock; and

o ten days after the commencement or announcement by a person or group of an intention to make a tender or exchange offer that would result in that person acquiring, or obtaining the right to acquire, beneficial ownership of National's Common Stock or other voting stock having 10% or more of the total voting power of National's Common Stock and other voting stock.

     In certain situations after a person or group has acquired beneficial ownership of 10% or more of the total voting power of National's stock as described above, each holder of a Right will have the right to exercise its


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Rights to receive common stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect. These situations would arise if National is acquired in a merger or other business combination or if 50% or more of National's assets or earning power are sold or transferred.

     At any time prior to the end of the business day on the tenth day following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, National may redeem the Rights in whole, but not in part, at a price of $.005 per Right, payable in cash or stock. A decision to redeem the Rights requires the vote of 75% of National's full Board of Directors. Also, at any time following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, 75% of National's full Board of Directors may vote to exchange the Rights, in whole or in part, at an exchange rate of one share of Common Stock, or other property deemed to have the same value, per Right, subject to certain adjustments.

     After a distribution date, Rights that are owned by an acquiring person will be null and void. Upon exercise of the Rights, National may need additional regulatory approvals to satisfy the requirements of the Rights Agreement. The Rights will expire on July 31, 2008, unless they are exchanged or redeemed earlier than that date.

     The Rights have anti-takeover effects because they will cause substantial dilution of the Common Stock if a person attempts to acquire National on terms not approved by the Board of Directors.

BUSINESS COMBINATIONS

     National's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other business combination by National or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of National's outstanding Common Stock (Substantial Stockholder) or with an affiliate of any Substantial Stockholder. The term Substantial Stockholder does not include National, any of its subsidiaries, or any trustee holding Common Stock of National for the benefit of the employees of National or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of Common Stock and the form of consideration paid, and require that the holders of Common Stock be furnished certain information about the business combination prior to voting on it. A business combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions:

o    a merger, consolidation or share exchange;

o a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;


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o    the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

o    the adoption of a plan of liquidation or dissolution of National; or

o any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of National that is owned by any Substantial Stockholder or by any affiliate of a Substantial Stockholder.

     The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of Preferred Stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   Exhibits

     Exhibit (4) -  Certificate of Adjustment, dated September 7, 2001, to
                    National's Amended and Restated Rights Agreement, dated as of April 30, 1999, between National and HSBC Bank USA.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: September 7, 2001


                                        NATIONAL FUEL GAS COMPANY


                                        By:    /s/ Anna Marie Cellino
                                           ------------------------------------
                                        Name:  Anna Marie Cellino
                                        Title: Senior VP/ Secretary


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                                  EXHIBIT INDEX


Exhibit Number    Description
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      (4)         Certificate of Adjustment, dated September 7, 2001, to
                  National's Amended and Restated Rights Agreement, dated as of
                  April 30, 1999, between National and HSBC Bank USA.